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                         INDEPENDENT AUDITORS' CONSENT

Bearings, Inc.


We consent to the incorporation by reference in Registration Statement No. 33-42623 of Bearings, Inc. on Form S-8 of our report dated June 19, 1995, appearing in this Annual Report on Form 11-K of the Bearings, Inc. 401-K Savings Plan for the year ended December 31, 1994.





/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Cleveland, Ohio

June 19, 1995